UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2003

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 529841 (IRS Employer Identification No.)

927 Commerce Ave., Longview, Washington Address of Principal Executive Office	98632 Zip Code

Registrant's telephone number including area code 360-423-9088

(Former name or former address, if changed since last report) Not applicable

Item 5. Other Events and Regulation FD Disclosure

On December 15, 2003, Cowlitz Bancorporation issued a press release announcing a strategy to realign its mortgage division with its banking division. All information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired. Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

(99)	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2003	By:	COWLITZ BANCORPORATION (Registrant) /s/ Richard J. Fitzpatrick Richard J. Fitzpatrick Chief Executive Officer

EXHIBIT 99

December 15, 2003 8:15 a.m. Eastern Time

Company Press Release

SOURCE:	Cowlitz Bancorporation
CONTACTS:	Richard J. Fitzpatrick, Chief Executive Officer Donna P. Gardner, Chief Financial Officer (360) 423-9800

Cowlitz Bank Realigns Mortgage Division

LONGVIEW, Wash., December 15, 2003 /PRNewswire/ --

Cowlitz Bank, a wholly-owned subsidiary of Cowlitz Bancorporation (NASDAQ: CWLZ - news) today announced a strategy to realign its Bay Mortgage division, in order to direct Company resources toward growing its commercial banking business. This strategy includes closing Bay Mortgage's Bellevue and Seattle, Washington mortgage offices, while continuing the mortgage origination business in Longview and Vancouver, Washington as well as Portland, Oregon as part of its core, full-service banking business. The Board of Directors and senior management believe refocusing the mortgage division and increasing the Company's commercial business, is an accretive strategy at this time.

"The Board of Directors and management regret the effect this has on our employees in Bellevue and Seattle, but we are excited about the opportunity to grow in our core banking business," said Rich Fitzpatrick, President and CEO of Cowlitz Bank. "The decline in re-finance volume has reduced the profitability of Bay Mortgage as it is currently structured and the effort required to grow our mortgage market share in Bellevue and Seattle was utilizing an excessive amount of corporate resources. We believe that from a profitability standpoint, this move makes sense." John Maring, Chairman of the Cowlitz Bank Board of Directors added, "Our long-term business plan is to reduce our commitment to mortgage operations on the large scale we have had in the past. Although we are closing mortgage offices in Bellevue and Seattle, our Bellevue commercial branch will continue to be a focus for future growth."

Management is evaluating the costs of realignment, including those associated with the release of approximately 32 employees, terminating building leases, and other related charges. The current estimate for these expenses ranges from $200,000 to $250,000, the majority of which will be recognized in the fourth quarter.

Cowlitz Bank also announced that with the declining mortgage market, impairment of the carrying value of goodwill related to the purchase of Bay Mortgage is probable. Management is currently conducting an impairment test, and preliminary analysis indicates that impairment exists for some, if not all of the $1.5 million carrying value. Any impairment charge that is identified will be recognized in the fourth quarter.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank's divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with offices in Longview and Vancouver, Washington. Cowlitz specializes in commercial banking services for northwest businesses, professionals, and retail customers. In addition to commercial and retail banking, financial services include mortgage origination and trust services.

Forward-Looking Statements

This press release contains forward-looking statements regarding loan and business growth, long-term business plans, estimation of realignment costs, the carrying value of goodwill, and the amount and timing of any impairment charge. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2002, and Form 10-Q for the quarter ended September 30, 2003, each filed with the SEC, and the results of the final goodwill impairment analysis and actual realignment costs.